Exhibit 99.1

WisdomTree Announces Third Quarter 2021 Results – Diluted Earnings Per Share of $0.04 ($0.10, as adjusted)

New York, NY – (GlobeNewswire) – October 29, 2021 – WisdomTree Investments, Inc. (NASDAQ: WETF) today reported financial results for the third quarter of 2021.

$5.8 million of net income ($16.31 million net income, as adjusted), see “Non-GAAP Financial Measurements” for additional information.

$72.8 billion of ending AUM, a decrease of 1.6% arising from market depreciation, partly offset by net inflows.

$0.5 billion of net inflows, primarily driven by inflows into our international developed market equity and U.S. equity products.

0.41% average global advisory fee, an increase of 1 basis point due to AUM mix shift.

$78.1 million of operating revenues, an increase of 3.1% due to higher average AUM and a higher average global advisory fee.

80.6% gross margin1, essentially unchanged from the previous quarter.

31.0% operating income margin, essentially unchanged from the previous quarter.

$0.03 quarterly dividend declared, payable on November 24, 2021 to stockholders of record as of the close of business on November 10, 2021.

Update from Jonathan Steinberg, WisdomTree CEO

“WisdomTree’s positive momentum continued through Q3 with another quarter of organic growth and strong execution alongside our longer-term strategic initiatives. The $550 million of net inflows in the third quarter marked our fourth straight quarter of net inflows, and our year-to-date 6.5% pace of annualized organic growth reflects a significant upward change from recent prior years.

“The key takeaway of this quarter – and the past several quarters – is that our success today is being driven by the breadth and depth of our product lineup, unlike in years past. WisdomTree is the recipient of multiple industry awards for our solutions, people and technologies, a testament to the strength and focus of our business model, especially while operating as a remote-first company. I am proud of what we’ve accomplished and excited for where WisdomTree is headed.”

Update from Jarrett Lilien, WisdomTree COO and President

“I’m pleased to report that WisdomTree continued its strong execution and organic growth in the third quarter and year-to-date. Our U.S. business is generating organic growth of nearly 13% year-to-date with five straight quarters of inflows, with recent success in equities and fixed income, including our U.S. Efficient Core fund which received a 5-star rating by Morningstar in September. We see runway for continued organic growth as our managed models business –already a meaningful driver of growth – continues to gain traction and our new model wins scale up.

“In Europe, our UCITS ETF franchise also continues to gain traction with twelve consecutive months of positive flows with over $1.2 billion of inflows year to date. In Q3, that success was complemented by the launch of our Carbon ETP in late August which has already grown to over $200 million in assets under management today. The pipeline for new fund launches in both the U.S. and Europe remains robust, and I look forward to sharing additional successes with you next quarter.

“In the digital assets space, the WisdomTree Enhanced Commodity Strategy Fund (GCC) was the first ETF in the U.S. to add bitcoin futures as part of the fund mix, and our position in our European crypto ETPs remains strong. Our accomplishments also include launching our +Crypto Model Portfolio for advisers in collaboration with OnRamp Invest which features Gemini integration. We are excited to get this product to market and look forward to implementations with additional partners in the future.

“We are executing well on all fronts, building momentum and are excited to continue to build on our strong results.”

OPERATING AND FINANCIAL HIGHLIGHTS

	Three Months Ended
	Sept. 30, 2021	June 30, 2021	Mar. 31, 2021	Dec. 31, 2020	Sept. 30, 2020
Consolidated Operating Highlights ($ in billions):
AUM	$72.8	$73.9	$69.5	$67.4	$60.7
Net inflows/(outflows)	$0.5	$0.9	$1.3	$0.9	$(0.5)
Average AUM	$74.6	$73.7	$69.6	$64.1	$61.2
Average advisory fee[2]	0.41%	0.40%	0.41%	0.40%	0.41%
Consolidated Financial Highlights ($ in millions, except per share amounts):
Operating revenues[2]	$78.1	$75.8	$71.3	$65.7	$63.7
Net income/(loss)	$5.8	$17.6	$15.1	$(13.5)	$(0.3)
Diluted earnings/(loss) per share	$0.04	$0.11	$0.09	$(0.10)	$(0.01)
Operating income margin	31.0%	31.3%	26.1%	19.7%	23.1%
As Adjusted (Non-GAAP1):
Gross margin[2]	80.6%	81.0%	80.4%	77.2%	77.5%
Net income, as adjusted	$16.3	$16.8	$12.5	$9.2	$11.0
Diluted earnings per share, as adjusted	$0.10	$0.10	$0.08	$0.06	$0.07

RECENT BUSINESS DEVELOPMENTS

Company News

•

In September 2021, we announced the addition of our Siegel-WisdomTree Longevity & Global Equity Model Portfolios to the Morgan Stanley Select UMA platform; and we were named “Best Mixed-Allocation ETF Issuer ($100M+)” at the ETF Express US Awards 2021.

•

In October 2021, we partnered with Federal Life Insurance Company to provide customized model portfolios that combine traditional assets like stocks and bonds with crypto assets like bitcoin and ether, in collaboration with OnRamp Invest; we won a total of three categories at the Mutual Fund Industry and ETF Awards 2021; and we contracted with Say Technologies to better engage with individual shareholders.

Product News

•

In August 2021, we listed the WisdomTree ex-State-Owned Enterprises ESG-screened UCITS ETF (XSOE) on the London Stock Exchange, Borsa Italiana and Börse Xetra; we listed the WisdomTree Carbon ETP (CARB) on the London Stock Exchange; and we applied an ESG screen to the WisdomTree Cloud Computing UCITS ETF (WCLD).

•

In September 2021, we listed the WisdomTree Carbon ETP (CARB) on the Borsa Italiana and Börse Xetra; and we applied an ESG screen to the WisdomTree Artificial Intelligence UCITS ETF (WTAI) and the WisdomTree AT1 Coco Bond UCITS ETF (CCBO).

•

In October 2021, we launched the WisdomTree Target Range Fund (GTR) on the NASDAQ; the WisdomTree Enhanced Commodity Strategy Fund (GCC) became the first ETF to add bitcoin futures exposure; and we listed an unhedged share class of the WisdomTree Enhanced Commodity ex-Agriculture UCITS ETF (WXAG) on the London Stock Exchange and Börse Xetra.

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended						Nine Months Ended
	Sept. 30, 2021	June 30, 2021		Mar. 31, 2021	Dec. 31, 2020	Sept. 30, 2020	Sept. 30, 2021	Sept. 30, 2020
Operating Revenues:
Advisory fees[2]	$76,400	$74,169		$70,042	$64,697	$63,028	$220,611	$181,697
Other income	1,712	1,606		1,214	954	721	4,532	2,563

Total revenues	78,112	75,775		71,256	65,651	63,749	225,143	184,260

Operating Expenses:
Compensation and benefits	22,027	20,331		22,627	20,827	19,098	64,985	53,848
Fund management and administration[2]	15,181	14,367		13,947	14,942	14,328	43,495	41,785
Marketing and advertising	2,925	3,594		3,006	3,715	2,996	9,525	7,413
Sales and business development	2,935	2,159		2,145	2,595	2,386	7,239	7,984
Contractual gold payments	4,250	4,314		4,270	4,449	4,539	12,834	12,362
Professional fees	1,583	1,921		2,013	1,322	950	5,517	3,580
Occupancy, communications and equipment	1,163	1,266		1,475	1,622	1,611	3,904	4,805
Depreciation and amortization	185	256		252	261	253	693	760
Third-party distribution fees	1,873	2,130		1,343	1,291	1,233	5,346	3,928
Acquisition and disposition-related costs	—	—		—	—	—	—	416
Other	1,787	1,752		1,571	1,720	1,611	5,110	5,204

Total operating expenses	53,909	52,090		52,649	52,744	49,005	158,648	142,085

Operating income	24,203	23,685		18,607	12,907	14,744	66,495	42,175
Other Income/(Expenses):
Interest expense	(3,729)	(2,567)		(2,296)	(2,694)	(2,511)	(8,592)	(6,974)
Gain/(loss) on revaluation of deferred consideration – gold payments	1,737	497		2,832	(22,385)	(8,870)	5,066	(34,436)
Interest income	689	225		231	351	111	1,145	393
Impairments	(15,853)	—		(303)	—	(3,080)	(16,156)	(22,752)
Loss on extinguishment of debt	—	—		—	—	—	—	(2,387)
Other losses and gains, net	(714)	49		(5,893)	524	744	(6,558)	56

Income/(loss) before income taxes	6,333	21,889		13,178	(11,297)	1,138	41,400	(23,925)
Income tax expense/(benefit)	500	4,259		(1,969)	2,200	1,408	2,790	(1,767)

Net income/(loss)	$5,833	$17,630		$15,147	$(13,497)	$(270)	$38,610	$(22,158)

Earnings/(loss) per share – basic	$0.04	$0.11	[3]	$0.09 [3]	($0.10)[3]	($0.01)[3]	$0.24 [3]	($0.16)[3]
Earnings/(loss) per share – diluted	$0.04	$0.11		$0.09	($0.10)[3]	($0.01)[3]	$0.24	($0.16)[3]
Weighted average common shares – basic	142,070	145,542		145,649	145,096	145,564	144,445	149,886
Weighted average common shares – diluted	159,213	164,855		161,831	145,096	145,564	161,706	149,886
As Adjusted (Non-GAAP1)
Income before income taxes	$20,991	$21,253		$15,583	$11,504	$13,242
Income tax expense	$4,674	$4,458		$3,079	$2,281	$2,205
Net income	$16,317	$16,795		$12,504	$9,223	$11,037
Earnings per share – diluted	$0.10	$0.10		$0.08	$0.06	$0.07

QUARTERLY HIGHLIGHTS

Operating Revenues

•	Operating revenues increased 3.1% and 22.5% from the second quarter of 2021 and third quarter of 2020, respectively, due to higher average global AUM.

•	Our average global advisory fee was 0.41%, 0.40%[2] and 0.41%[2] during the third quarter of 2021, the second quarter of 2021 and the third quarter of 2020, respectively.

Operating Expenses

•

Operating expenses increased 3.5% from the second quarter of 2021 primarily due to higher incentive compensation and headcount, fund management and administration costs and sales and business development expenses, partly offset by lower marketing expenses, professional fees and third-party distribution fees.

•

Operating expenses increased 10.0% from the third quarter of 2020 primarily due to higher incentive compensation and headcount, fund management and administration costs, third-party distribution fees, professional fees and sales and business development expenses, partly offset by lower occupancy expenses and contractual gold payments.

Other Income/(Expenses)

•

Interest expense increased 45.3% and 48.5% from the second quarter of 2021 and third quarter of 2020, respectively, due to a higher level of debt outstanding, partly offset by a lower effective interest rate.

•

We recognized a non-cash gain on revaluation of deferred consideration of $1.7 million during the third quarter of 2021. The gain was due to lower forward-looking gold prices. The magnitude of any gain or loss recognized is highly correlated to the magnitude of the change in the forward-looking price of gold.

•	Interest income increased 206.2% and 520.7% from the second quarter of 2021 and third quarter of 2020, respectively, due to an increase in our securities owned.

•

During the third quarter of 2021, we recognized an impairment charge of $15.9 million in connection with the termination of our New York office lease. The impairment was inclusive of the write-off of the right-of-use asset, leasehold improvements and fixed assets, broker fees and a reduction in operating lease liabilities.

•

Other net losses were $0.7 million for the third quarter of 2021. This quarter includes losses on our securities owned of $1.3 million and a gain of $0.8 million related to the remeasurement of contingent consideration payable to us from the sale of our former Canadian ETF business. Gains and losses also generally arise from the sale of gold earned from management fees paid by our physically-backed gold ETPs, foreign exchange fluctuations and other miscellaneous items.

Income Taxes

•

Our effective income tax rate for the third quarter of 2021 of 7.9% resulted in income tax expense of $0.5 million. Our tax rate differs from the federal statutory rate of 21% primarily due to a lower tax rate on foreign earnings and a non-taxable gain on revaluation of deferred consideration, partly offset by higher non-deductible executive compensation.

•	Our adjusted effective income tax rate was 22.3%[1].

NINE MONTH HIGHLIGHTS

•	Operating revenues increased 22.2% as compared to 2020 due to higher average AUM.

•

Operating expenses increased 11.7% as compared to 2020 primarily due to higher incentive compensation accruals and headcount, marketing expenses, professional fees, fund management and administration costs, third party distribution fees and contractual gold payments. These increases were partly offset by lower occupancy expenses and sales and business development expenses.

•

Significant items reported in other income/(expenses) in 2021 include an increase in interest expense of 23.2% due to a higher level of debt outstanding; a non-cash gain on revaluation of deferred consideration of $5.1 million; an increase in interest income of 191.3% due to an increase in our securities owned; impairment charges of $16.2 million; a non-cash charge of $5.2 million arising from the release of tax-related indemnification assets upon the expiration of the statute of limitations (an equal and offsetting benefit was recognized in income tax expense); losses on our securities owned of $2.2 million, a gain of $0.8 million related to the remeasurement of contingent consideration payable to us from the sale of our former Canadian ETF business; and a gain of $0.4 million recognized on our investment in Securrency, Inc. due to its recent capital raise. Gains and losses also generally arise from the sale of gold earned from management fees paid by our physically-backed gold ETPs, foreign exchange fluctuations and other miscellaneous items.

•

Our effective income tax rate for 2021 of 6.7% resulted in income tax expense of $2.8 million. Our tax rate differs from the federal statutory rate of 21% primarily due to a tax benefit of $5.2 million recognized in connection with the release of the tax-related indemnification asset described above, a lower tax rate on foreign earnings and a non-taxable gain on revaluation of deferred consideration. These items were partly offset by tax shortfalls associated with the vesting and exercise of stock-based compensation awards and non-deductible executive compensation.

CONFERENCE CALL

WisdomTree will discuss its results and operational highlights during a conference call on Friday, October 29, 2021 at 9:00 a.m. ET. The call-in number is (877) 303-7209. Anyone outside the U.S. or Canada should call (970) 315-0420. The slides used during the presentation will be available at http://ir.wisdomtree.com. For those unable to join the conference call at the scheduled time, an audio replay will be available on http://ir.wisdomtree.com.

ABOUT WISDOMTREE

WisdomTree Investments, Inc., through its subsidiaries in the U.S. and Europe (collectively, “WisdomTree”), is an ETF and ETP sponsor and asset manager headquartered in New York. WisdomTree offers products covering equity, commodity, fixed income, leveraged and inverse, currency, cryptocurrency and alternative strategies. WisdomTree currently has approximately $76.9 billion in assets under management globally.

WisdomTree® is the marketing name for WisdomTree Investments, Inc. and its subsidiaries worldwide.

[1]	See “Non-GAAP Financial Measurements.”

[2]

Advisory fees and fund management and administration expenses previously reported have been voluntarily revised by us due to an immaterial error correction. These line items have been reduced by $1.8 million, $1.6 million, $1.4 million and $0.9 million for the quarters ended June 30, 2021, March 31, 2021, December 31, 2020 and September 30, 2020, respectively, and $2.4 million for the nine months ended September 30, 2020 with no impact to net income. The reductions represent the netting of expense reimbursements collected on behalf of a third-party that were previously reported on a gross basis in our Consolidated Statements of Operations. Historical gross margin percentages, operating income margins and our average advisory fees also have been revised.

[3]	Earnings/(loss) per share (“EPS”) is calculated pursuant to the two-class method as it results in a lower EPS amount as compared to the treasury stock method.

[4]

Cash flows from purchasing securities owned, at fair value of $34,683 and selling securities owned, at fair value of $18,122 during the nine months ended September 30, 2020 that were not acquired specifically for resale or associated with our business activities have been reclassified from operating activities to investing activities to conform to our current presentation in the Consolidated Statements of Cash Flows.

Contact Information:

Investor Relations	Media Relations
Jeremy Campbell	Jessica Zaloom
+1.646.522.2602	+1.917.267.3735
Jeremy.campbell@wisdomtree.com	jzaloom@wisdomtree.com

WisdomTree Investments, Inc.

Key Operating Statistics (Unaudited)

	Three Months Ended
	Sept. 30, 2021	June 30, 2021	Mar. 31, 2021	Dec. 31, 2020	Sept. 30, 2020
GLOBAL ETPs ($ in millions)
Beginning of period assets	$73,944	$69,534	$67,385	$60,709	$57,618
Inflows/(outflows)	548	931	1,279	881	(485)
Market appreciation/(depreciation)	(1,709)	3,483	870	5,795	3,622
Fund closures	—	(4)	—	—	(46)

End of period assets	$72,783	$73,944	$69,534	$67,385	$60,709

Average assets during the period	$74,563	$73,652	$69,583	$64,056	$61,200
Average advisory fee during the period[2]	0.41%	0.40%	0.41%	0.40%	0.41%
Revenue days	92	91	90	92	92
Number of ETFs – end of the period	322	318	313	309	305
U.S. LISTED ETFs ($ in millions)
Beginning of period assets	$45,129	$42,163	$38,517	$33,310	$31,362
Inflows/(outflows)	612	1,130	1,343	919	575
Market appreciation/(depreciation)	(999)	1,836	2,303	4,288	1,373
Fund closures	—	—	—	—	—

End of period assets	$44,742	$45,129	$42,163	$38,517	$33,310

Average assets during the period	$45,508	$44,184	$40,705	$35,925	$33,003
Number of ETFs – end of the period	73	73	68	67	67
EUROPEAN LISTED ETPs ($ in millions)
Beginning of period assets	$28,815	$27,371	$28,868	$27,399	$26,256
Inflows/(outflows)	(64)	(199)	(64)	(38)	(1,060)
Market appreciation/(depreciation)	(710)	1,647	(1,433)	1,507	2,249
Fund closures	—	(4)	—	—	(46)

End of period assets	$28,041	$28,815	$27,371	$28,868	$27,399

Average assets during the period	$29,055	$29,468	$28,878	$28,131	$28,197
Number of ETPs – end of the period	249	245	245	242	238
PRODUCT CATEGORIES ($ in millions)
Commodity & Currency
Beginning of period assets	$24,772	$23,657	$25,880	$25,176	$24,246
Inflows/(outflows)	(249)	(318)	(660)	(296)	(1,112)
Market appreciation/(depreciation)	(697)	1,433	(1,563)	1,000	2,042

End of period assets	$23,826	$24,772	$23,657	$25,880	$25,176

Average assets during the period	$24,859	$25,577	$25,296	$25,598	$25,949
U.S. Equity
Beginning of period assets	$21,285	$20,018	$18,367	$15,612	$13,997
Inflows/(outflows)	351	190	218	395	897
Market appreciation/(depreciation)	(253)	1,077	1,433	2,360	718

End of period assets	$21,383	$21,285	$20,018	$18,367	$15,612

Average assets during the period	$21,793	$20,983	$19,320	$17,070	$15,160
International Developed Market Equity
Beginning of period assets	$10,792	$9,989	$9,408	$8,620	$8,843
Inflows/(outflows)	404	399	17	(191)	(586)
Market appreciation/(depreciation)	(16)	404	564	979	363

End of period assets	$11,180	$10,792	$9,989	$9,408	$8,620

Average assets during the period	$11,146	$10,526	$9,791	$8,928	$8,834

	Three Months Ended
	Sept. 30, 2021	June 30, 2021	Mar. 31, 2021	Dec. 31, 2020	Sept. 30, 2020
Emerging Market Equity
Beginning of period assets	$11,519	$10,477	$8,539	$5,979	$5,413
Inflows/(outflows)	(149)	531	1,662	1,399	257
Market appreciation/(depreciation)	(704)	511	276	1,161	309

End of period assets	$10,666	$11,519	$10,477	$8,539	$5,979

Average assets during the period	$11,038	$11,012	$9,875	$7,249	$5,917
Fixed Income
Beginning of period assets	$3,441	$3,246	$3,308	$3,606	$3,507
Inflows/(outflows)	115	168	10	(320)	76
Market appreciation/(depreciation)	(26)	27	(72)	22	23

End of period assets	$3,530	$3,441	$3,246	$3,308	$3,606

Average assets during the period	$3,502	$3,337	$3,236	$3,450	$3,581
Leveraged & Inverse
Beginning of period assets	$1,693	$1,521	$1,477	$1,423	$1,344
Inflows/(outflows)	42	(2)	(5)	(125)	(10)
Market appreciation/(depreciation)	(69)	174	49	179	89

End of period assets	$1,666	$1,693	$1,521	$1,477	$1,423

Average assets during the period	$1,717	$1,666	$1,556	$1,429	$1,476
Cryptocurrency
Beginning of period assets	$229	$377	$167	$33	$15
Inflows/(outflows)	12	8	36	48	15
Market appreciation/(depreciation)	54	(156)	174	86	3

End of period assets	$295	$229	$377	$167	$33

Average assets during the period	$277	$300	$264	$79	$27
Alternatives
Beginning of period assets	$198	$227	$215	$229	$225
Inflows/(outflows)	22	(39)	—	(26)	(4)
Market appreciation/(depreciation)	2	10	12	12	8

End of period assets	$222	$198	$227	$215	$229

Average assets during the period	$214	$231	$223	$224	$226
Closed ETPs
Beginning of period assets	$15	$22	$24	$31	$28
Inflows/(outflows)	—	(6)	1	(3)	(18)
Market appreciation/(depreciation)	—	3	(3)	(4)	67
Fund closures	—	(4)	—	—	(46)

End of period assets	$15	$15	$22	$24	$31

Average assets during the period	$17	$20	$22	$29	$30
Headcount	235	227	$227	217	211

Note: Previously issued statistics may be restated due to fund closures and trade adjustments

Source: WisdomTree

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	Sept. 30, 2021	Dec. 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$127,924	$73,425
Securities owned, at fair value	119,390	34,895
Accounts receivable	32,092	29,455
Income taxes receivable	146	—
Prepaid expenses	5,676	3,827
Other current assets	407	259

Total current assets	285,635	141,861
Fixed assets, net	545	7,579
Securities held-to-maturity	331	451
Deferred tax assets, net	7,636	8,063
Investments	14,238	8,112
Right of use assets – operating leases	631	16,327
Goodwill	85,856	85,856
Intangible assets	601,247	601,247
Other noncurrent assets	359	180

Total assets	$996,478	$869,676

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Fund management and administration payable	$22,273	$19,564
Compensation and benefits payable	24,411	22,803
Deferred consideration – gold payments	15,961	17,374
Operating lease liabilities	361	3,135
Income taxes payable	—	916
Accounts payable and other liabilities	12,737	10,207

Total current liabilities	75,743	73,999
Convertible notes	317,979	166,646
Deferred consideration – gold payments	208,992	212,763
Operating lease liabilities	327	17,434

Total liabilities	603,041	470,842
Preferred stock – Series A Non-Voting Convertible, par value $0.01; 14.750 shares authorized, issued and outstanding	132,569	132,569

STOCKHOLDERS’ EQUITY
Common stock, par value $0.01; 250,000 shares authorized:
Issued and outstanding: 145,150 and 148,716 at September 30, 2021 and December 31, 2020, respectively	1,451	1,487
Additional paid-in capital	287,399	317,075
Accumulated other comprehensive income	853	1,102
Accumulated deficit	(28,835)	(53,399)

Total stockholders’ equity	260,868	266,265

Total liabilities and stockholders’ equity	$996,478	$869,676

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Nine Months Ended
	Sept. 30, 2021	Sept. 30, 2020[4]
Cash flows from operating activities:
Net income/(loss)	$38,610	(22,158)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Advisory fees received in gold, other precious metals and cryptocurrencies	(57,617)	(46,077)
Impairments	16,156	22,752
Contractual gold payments	12,834	12,362
Stock-based compensation	7,661	9,003
(Gain)/loss on revaluation of deferred consideration – gold payments	(5,066)	34,436
Unrealized losses	2,183	1,212
Amortization of right of use asset	1,860	2,384
Amortization of issuance costs—convertible notes	1,542	882
Deferred income taxes	1,515	(961)
Gain on sale – Canadian ETF business, including remeasurement of contingent consideration	(787)	(2,877)
Depreciation and amortization	693	760
Loss on extinguishment of debt	—	2,387
Amortization of issuance costs—former credit facility	—	1,328
Other	(369)	(1,173)
Changes in operating assets and liabilities:
Securities owned, at fair value	(84)	94
Accounts receivable	(1,273)	3,166
Prepaid expenses	(1,888)	(1,325)
Gold, other precious metals and cryptocurrencies	44,006	32,969
Other assets	(315)	(341)
Fund management and administration payable	2,868	735
Compensation and benefits payable	1,756	(12,349)
Income taxes receivable/payable	(1,050)	(3,399)
Securities sold, but not yet purchased, at fair value	—	(582)
Operating lease liabilities	(15,462)	(2,778)
Accounts payable and other liabilities	2,336	1,679

Net cash provided by operating activities	50,109	32,129

Cash flows from investing activities:
Purchase of securities owned, at fair value	(97,570)	(34,683)
Purchase of investments	(5,750)	—
Purchase of fixed assets	(237)	(292)
Proceeds from sale of securities owned, at fair value	10,976	18,122
Proceeds from held-to-maturity securities maturing or called prior to maturity	114	16,441
Proceeds from sale of the Company’s financial interests in AdvisorEngine Inc.	—	9,592
Proceeds from sale of Canadian ETF business, net	—	2,774

Net cash (used in)/provided by investing activities	(92,467)	11,954

Cash flows from financing activities:
Shares repurchased	(34,506)	(30,979)
Dividends paid	(14,662)	(15,207)
Convertible notes issuance costs	(4,297)	(5,411)
Repayment of debt	—	(179,000)
Proceeds from the issuance of convertible notes	150,000	175,250
Proceeds from exercise of stock options	815	240

Net cash provided by/(used in) financing activities	97,350	(55,107)

Decrease in cash flows due to changes in foreign exchange rate	(493)	(387)

Increase/(decrease) in cash and cash equivalents	54,499	(11,411)
Cash and cash equivalents – beginning of year	73,425	74,972

Cash and cash equivalents – end of period	$127,924	63,561

Supplemental disclosure of cash flow information:
Cash paid for taxes	$7,332	7,650

Cash paid for interest	$3,719	3,390

Non-GAAP Financial Measurements

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. The non-GAAP financial measurements contained in this press release include:

•

Adjusted income before income taxes, income tax expense, net income and diluted earnings per share. We disclose adjusted income before income taxes, income tax expense, net income and diluted earnings per share as non-GAAP financial measurements in order to report our results exclusive of items that are non-recurring or not core to our operating business. We believe presenting these non-GAAP financial measures provides investors with a consistent way to analyze our performance. These non-GAAP financial measures exclude the following:

•

Unrealized gains or losses on the revaluation of deferred consideration: Deferred consideration is an obligation we assumed in connection with the ETFS acquisition that is carried at fair value. This item represents the present value of an obligation to pay fixed ounces of gold into perpetuity and is measured using forward-looking gold prices. Changes in the forward-looking price of gold and changes in the discount rate used to compute the present value of the annual payment obligations may have a material impact on the carrying value of the deferred consideration and our reported financial results. We exclude this item when calculating our non-GAAP financial measurements as it is not core to our operating business. The item is not adjusted for income taxes as the obligation was assumed by a wholly-owned subsidiary of ours that is based in Jersey, a jurisdiction where we are subject to a zero percent tax rate.

•

Gains or losses on securities owned: We account for our securities owned as trading securities which requires these instruments to be measured at fair value with gains and losses reported in net income. In the third quarter of 2021, we began excluding these items when calculating our non-GAAP financial measurements as these securities have become a more meaningful percentage of total assets and the gains and losses introduce volatility in earnings and are not core to our operating business.

•

Tax shortfalls and windfalls upon vesting and exercise of stock-based compensation awards: GAAP requires the recognition of tax windfalls and shortfalls within income tax expense. These items arise upon the vesting and exercise of stock-based compensation awards and the magnitude is directly correlated to the number of awards vesting/exercised as well as the difference between the price of our stock on the date the award was granted and the date the award vested or was exercised. We exclude these items when calculating our non-GAAP financial measurements as they introduce volatility in earnings and are not core to our operating business.

•

Other items: Remeasurement of contingent consideration payable to us from the sale of our former Canadian ETF business, unrealized gains recognized on our investment in Securrency, impairment charges, interest expense from the amortization of discount arising from the bifurcation of the conversion option embedded in the convertible notes (prior to January 1, 2021, the effective date of Accounting Standards Update 2020-06, Debt – Debt with Conversion and Other Options, Cash Conversion), a loss on extinguishment of debt, the release of a deferred tax asset valuation allowance recognized on interest carryforwards arising from our debt previously outstanding in the United Kingdom, a gain arising from an adjustment to the estimated fair value of consideration received from the exit of our investment in AdvisorEngine and disposition-related costs are excluded when calculating our non-GAAP financial measurements.

•

Adjusted effective income tax rate. We disclose our adjusted effective income tax rate as a non-GAAP financial measurement in order to report our effective income tax rate exclusive of items that are non-recurring or not core to our operating business. We believe reporting our adjusted effective income tax rate provides investors with a consistent way to analyze our income taxes. Our adjusted effective income tax rate is calculated by dividing adjusted income tax expense by adjusted income before income taxes. See above for information regarding the items that are excluded.

•

Gross margin and gross margin percentage. We disclose our gross margin and gross margin percentage as non-GAAP financial measurements because we believe they provide investors with a consistent way to analyze the amount we retain after paying third-party service providers to operate our ETPs. These measures also assist us in analyzing the profitability of our products. We define gross margin as total operating revenues less fund management and administration expenses. Gross margin percentage is calculated as gross margin divided by total operating revenues.

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

GAAP to NON-GAAP RECONCILIATION (CONSOLIDATED)

(in thousands)

(Unaudited)

	Three Months Ended
	Sept. 30, 2021	June 30, 2021	Mar. 31, 2021	Dec. 31, 2020	Sept. 30, 2020
Adjusted Net Income and Diluted Earnings per Share:
Net income/(loss), as reported	$5,833	$17,630	$15,147	$(13,497)	$(270)
Deduct/Add back: (Gain)/loss on revaluation of deferred consideration	(1,737)	(497)	(2,832)	22,385	8,870
Add back: Impairments, net of income taxes (where applicable)	12,002	—	245	—	2,326
Add back: Losses on securities owned, net of income taxes	1,006	—	—	—	—
Deduct: Remeasurement of contingent consideration – sale of former Canadian ETF business	(787)	—	—	—	—
Deduct/Add back: Tax (windfalls)/shortfalls upon vesting and exercise of stock-based compensation awards	—	(233)	123	21	50
Deduct: Unrealized gain recognized on our investment in Securrency, net of income taxes	—	(105)	(179)	—	—
Add back: Interest expense from the amortization of discount arising from the bifurcation of the conversion option embedded in the convertible notes, net of income taxes	—	—	—	314	286
Deduct: Gain arising from an adjustment to the estimated fair value of consideration received from the exit of our investment in AdvisorEngine	—	—	—	—	(225)

Adjusted net income	$16,317	$16,795	$12,504	$9,223	$11,037
Weighted average common shares—diluted	159,213	164,855	161,831	161,138	160,876

Adjusted earnings per share—diluted	$0.10	$0.10	$0.08	$0.06	$0.07

	Three Months Ended
	Sept. 30, 2021	June 30, 2021	Mar. 31, 2021	Dec. 31, 2020	Sept. 30, 2020
Gross Margin and Gross Margin Percentage:
Operating revenues[2]	$78,112	$75,775	$71,256	$65,651	$63,749
Less: Fund management and administration[2]	(15,181)	(14,367)	(13,947)	(14,942)	(14,328)

Gross margin[2]	$62,931	$61,408	$57,309	$50,709	$49,421

Gross margin percentage[2]	80.6%	81.0%	80.4%	77.2%	77.5%

	Three Months Ended
	Sept. 30, 2021	June 30, 2021	Mar. 31, 2021	Dec. 31, 2020	Sept. 30, 2020
Adjusted Income Before Income Taxes:
Income/(loss) before income taxes	$6,333	$21,889	$13,178	$(11,297)	$1,138
Deduct/Add back: (Gain)/loss on revaluation of deferred consideration	(1,737)	(497)	(2,832)	22,385	8,870
Add back: Impairments, before income taxes	15,853	—	303	—	3,080
Add back: Losses on securities owned, before income taxes	1,329	—	—	—	—
Deduct: Remeasurement of contingent consideration – sale of former Canadian ETF business	(787)	—	—	—	—
Deduct: Unrealized gain recognized on our investment in Securrency, before income taxes	—	(139)	(237)	—	—
Add back: Loss recognized upon reduction of a tax-related indemnification asset	—	—	5,171	—	—
Add back: Interest expense from the amortization of discount arising from the bifurcation of the conversion option embedded in the convertible notes, before income taxes	—	—	—	416	379
Deduct: Gain arising from an adjustment to the estimated fair value of consideration received from the exit of our investment in AdvisorEngine	—	—	—	—	(225)

Adjusted income before income taxes	$20,991	$21,253	$15,583	$11,504	$13,242

	Three Months Ended
	Sept. 30, 2021	June 30, 2021	Mar 31, 2021	Dec. 31, 2020	Sept. 30, 2020
Adjusted Income Tax Expense and Adjusted Effective Income Tax Rate:
Adjusted income before income taxes (above)	$20,991	$21,253	$15,583	$11,504	$13,242

Income tax expense/(benefit)	$500	$4,259	$(1,969)	$2,200	$1,408
Add back: Tax benefit arising from impairments	3,851	—	58	—	754
Add back: Tax benefit arising from losses on securities owned	323	—	—	—	—
Add back/(deduct): Tax windfalls/(shortfalls) upon vesting and exercise of stock-based compensation awards	—	233	(123)	(21)	(50)
Deduct: Tax expense on unrealized gain recognized on our investment in Securrency	—	(34)	(58)	—	—
Add back: Tax benefit arising from reduction of a tax-related indemnification asset	—	—	5,171	—	—
Add back: Tax benefit arising from the amortization of discount associated with the bifurcation of the conversion option embedded in the convertible notes	—	—	—	102	93

Adjusted income tax expense	$4,674	$4,458	$3,079	$2,281	$2,205

Adjusted effective income tax rate	22.3%	21.0%	19.8%	19.8%	16.7%

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about

•	the ultimate duration of the COVID-19 pandemic and its short-term and long-term impact on our business and the global economy;

•	anticipated trends, conditions and investor sentiment in the global markets and ETPs;

•	anticipated levels of inflows into and outflows out of our ETPs;

•	our ability to deliver favorable rates of return to investors;

•	competition in our business;

•	our ability to develop new products and services;

•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;

•	our ability to successfully operate and expand our business in non-U.S. markets; and

•	the effect of laws and regulations that apply to our business.

Our business is subject to many risks and uncertainties, including without limitation:

•	adverse market developments arising from the COVID-19 pandemic could negatively impact our assets under management, resulting in a decline in our revenues and other potential operational challenges;

•

declining prices of securities, gold and other precious metals and other commodities can adversely affect our business by reducing the market value of the assets we manage or causing WisdomTree ETP investors to sell their fund shares and trigger redemptions;

•

fluctuations in the amount and mix of our AUM, whether caused by disruptions in the financial markets or otherwise, including but not limited to a pandemic event such as COVID-19, may negatively impact revenues and operating margins, and may impede our ability to refinance our debt upon maturity or, increase the cost of borrowing upon a refinancing;

•	competitive pressures could reduce revenues and profit margins;

•

we derive a substantial portion of our revenues from a limited number of products, and as a result, our operating results are particularly exposed to investor sentiment toward investing in the products’ strategies and our ability to maintain the AUM of these products, as well as the performance of these products and market-specific and political and economic risk;

•

a significant portion of our AUM is held in products with exposure to U.S. and international developed markets and we therefore have exposure to domestic and foreign market conditions and are subject to currency exchange rate risks;

•	withdrawals or broad changes in investments in our ETPs by investors with significant positions may negatively impact revenues and operating margins;

•	over the last few years, we have expanded our business internationally. This expansion subjects us to increased operational, regulatory, financial and other risks;

•	many of our ETPs have a limited track record, and poor investment performance could cause our revenues to decline; and

•

we depend on third parties to provide many critical services to operate our business and our ETPs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm WisdomTree ETP investors.

Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.